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                                                                    EXHIBIT 10.7
                                    FORM OF
                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of _______________ 1999 by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "Company"), and Martha Stewart (the "Executive").

                  WHEREAS, the Executive was the founder of Martha Stewart Living Omnimedia LLC, the predecessor entity to the Company ("MSLO LLC") and has acted as the Chairman of the Board of Directors of MSLO LLC and served as its Chief Executive Officer; and

                  WHEREAS, the Company recognizes that the Executive's talents and abilities are unique, and have been integral to the success of MSLO LLC and thus wishes to secure the ongoing services of the Executive on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive as the Chief Executive Officer of the Company, and the Executive hereby accepts such employment, on the terms and conditions set forth below.

         2. Term. The Executive's employment by the Company hereunder (the "Employment Period") shall begin on _______________ , 1999 (the "Effective Date") and end on ___________, 2004.

         3. Position and Duties. During the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company and the Chairman of the Board of Directors of the Company (the "Board"), with such duties, authority and responsibilities as are normally associated with and appropriate for such positions. The Executive shall report directly to the Board. The Executive shall devote substantially all of her working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of her duties for the Company. Notwithstanding the above, the Executive shall be permitted, to the extent such activities do not substantially interfere with her performance of her duties and responsibilities hereunder or violate Section 9(a) or (b) of this Agreement, to (i) manage her personal, financial and legal affairs, (ii) serve on civic or charitable boards or committees (it being expressly understood and agreed that the Executive's continuing to serve on any such board and/or committees on which she is serving, or with which she is otherwise associated, as of the Effective Date, shall be deemed not to interfere with her performance of her duties and responsibilities under this Agreement), (iii) serve on boards of other companies and (iv) make personal appearances and lectures, and the Executive shall be entitled to receive and retain all remuneration received by her from the items listed in clauses (i) through (iv) of this paragraph.

         4. Place of Performance. During the Employment Period, the Company shall maintain executive offices for the Executive in both New York City, New York and Westport, Connecticut and the Executive shall not be required to relocate to any other location. During the Employment Period, the Company shall provide the Executive with an office and staff in each of


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the above offices consistent with the practices of MSLO LLC immediately prior to the Effective Date.

         5. Compensation and Related Matters.

         (a) Base Salary. During the Employment Period, the Company shall pay the Executive a base salary at the rate of not less than $900,000 per year ("Base Salary"). The Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. If the Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement.

         (b) For each full fiscal year of the Company that begins and ends during the Employment Period, and for the portion of the fiscal year of the Company that begins in 2004 ("Fiscal Year 2004"), the Executive shall be eligible to earn an annual cash bonus in such amount as shall be determined by the Compensation Committee of the Board (the "Compensation Committee") (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Compensation Committee for each such fiscal year (or portion of Fiscal Year 2004), which may include targets related to the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company; provided, that the Annual Bonus shall be no less than $300,000. The Compensation Committee shall establish objective criteria to be used to determine the extent to which performance goals have been satisfied.

         (c) Automobiles. The Company shall provide the Executive with automobiles and drivers, consistent with the practices of MSLO LLC immediately prior to the Effective Date.

         (d) Business, Travel and Entertainment Expenses. The Company shall promptly reimburse the Executive for all business, travel and entertainment expenses consistent with the Executive's titles and the practices of MSLO LLC in effect immediately prior to the Effective Date, including, without limitation, first class transportation or travel on a private plane.

         (e) Vacation. The Executive shall be entitled to six weeks of vacation per year. Vacation not taken during the applicable fiscal year (but not in excess of three weeks) shall be carried over to the next following fiscal year.

         (f) Welfare, Pension and Incentive Benefit Plans. During the Employment Period, the Executive (and her eligible spouse and dependents) shall be entitled to participate in all the welfare benefit plans and programs maintained by the Company from time to time for the benefit of its senior executives including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Employment Period, the Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives, other than any annual cash incentive plan.


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         (g) Dues. During the Employment Period, the Company shall pay or promptly reimburse the Executive for annual dues for membership in the American Federation of Television and Radio Artists, the Screen Actors Guild and similar organizations.

         6. Termination. The Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

         (a) Death. The Executive's employment hereunder shall terminate upon her death.

         (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness as determined by a physician selected by the Executive, and reasonably acceptable to the Company, (i) the Executive shall have been substantially unable to perform her duties hereunder for six consecutive months, or for an aggregate of 180 days during any period of twelve consecutive months and (ii) within thirty days after written Notice of Termination is given to the Executive after such six- or twelve- month period, the Executive shall not have returned to the substantial performance of her duties on a full-time basis, the Company shall have the right to terminate the Executive's employment hereunder for "Disability".

         (c) Cause. The Company shall have the right to terminate the Executive's employment for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment only upon the
Executive's:

                  (i) conviction of a felony or willful gross misconduct that, in either case, results in material and demonstrable damage to the business or reputation of the Company; or

                  (ii) willful and continued failure to perform her duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness or after the issuance of a Notice of Termination by the Executive for Good Reason) within ten business days after the Company delivers to her a written demand for performance that specifically identifies the actions to be performed.

For purposes of this Section 6(c), no act or failure to act by the Executive shall be considered "willful" if such act is done by the Executive in the good faith belief that such act is or was to be beneficial to the Company or one or more of its businesses, or such failure to act is due to the Executive's good faith belief that such action would be materially harmful to the Company or one of its businesses. Cause shall not exist unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by a majority of the Board (excluding the Executive for purposes of determining such majority) at a meeting of the Board called and held for such purpose after reasonable (but in no event less than thirty days') notice to the Executive and an opportunity for the Executive, together with her counsel, to be heard before the Board, finding that in the good faith opinion of the Board that "Cause" exists, and specifying the particulars thereof in detail. This Section 6(c) shall not prevent the Executive from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that the


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Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

         (d) Good Reason. The Executive may terminate her employment for "Good Reason" after giving the Company detailed written notice thereof, if the Company shall have failed to cure the event or circumstance constituting "Good Reason" within ten business days after receiving such notice. Good Reason shall mean the occurrence of any of the following without the written consent of the Executive or her approval in her capacity as the Chairman of the Board:


         (i) the assignment to the Executive of duties inconsistent with this Agreement or a change in her titles or authority;



         (ii) any failure by the Company to comply with Section 5 hereof in any material way;



         (iii) the requirement of the Executive to relocate to locations other than those provided in Section 4 hereof;



         (iv) the failure of the Company to comply with and satisfy Section 12(a) of this Agreement; or


         (v) any material breach of this Agreement by the Company.

The Executive's right to terminate her employment hereunder for Good Reason shall not be affected by her incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

         (e) Without Cause. The Company shall have the right to terminate the Executive's employment hereunder without Cause by providing the Executive with a Notice of Termination.

         (f) Without Good Reason. The Executive shall have the right to terminate her employment hereunder without Good Reason by providing the Company with a Notice of Termination.

         7. Termination Procedure.

         (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive during the Employment Period (other than pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under that provision.

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         (b) Date of Termination. "Date of Termination" shall mean (i) if the
Executive's employment is terminated by her death, the date of her death, (ii) if the Executive's employment is terminated pursuant to Section 6(b), thirty
(30) days after the date of receipt of the Notice of Termination (provided that the Executive does not return to the substantial performance of her duties on a full-time basis during such thirty (30) day period), and (iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

         8. Compensation Upon Termination or During Disability. In the event the Executive is disabled or her employment terminates during the Employment Period, the Company shall provide the Executive with the payments and benefits set forth below. The Executive acknowledges and agrees that the payments set forth in this
Section 8 constitute liquidated damages for termination of her employment during the Employment Period.

         (a) Termination By Company without Cause or By Executive for Good Reason. If the Executive's employment is terminated by the Company without Cause (other than Disability) or by the Executive for Good Reason:

                  (i) the Company shall pay to the Executive, on or before the Date of Termination, a lump sum payment equal to the sum of (A) Base Salary and accrued vacation pay through the Date of Termination, (B) three times the Base Salary and (C) the higher of $5,000,000 or three times the highest Annual Bonus paid with respect to any fiscal year beginning during the Employment Period;

                  (ii) the Company shall continue to provide the Executive and her eligible spouse and dependents for a period equal to the greater of
         (A) the remaining term of the Employment Period, or (B) three (3) years following the Date of Termination, the medical, hospitalization, dental and life insurance programs provided for in Section 5(f), as if she had remained employed; provided, that if the Executive, her spouse or her eligible dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide the Executive and her spouse and dependents with the economic equivalent of the benefits they otherwise would have been entitled to receive under such plans and programs; and provided, further, that such benefits shall terminate on the date or dates the Executive becomes eligible to receive equivalent coverage and benefits under the plans and programs of a subsequent employer at an equivalent cost to the Executive (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

                  (iii) the Company shall, consistent with past practice, reimburse the Executive pursuant to Section 5(d) for business expenses incurred but not paid prior to such termination of employment;

                  (iv) until the third anniversary of the Date of Termination, the Company shall continue to provide the Executive with (A) the benefits set forth in Sections 5(c) and

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         5(g) hereof and (B) an office and an assistant in each of New York, New
         York and Westport, Connecticut; and

                  (v) the Executive shall be entitled to any other rights, compensation and/or benefits as may be due to the Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company (other than any severance-based plan or program).

The payments and benefits provided for as subclause (A) of clause (i) above and in clause (iii) above are hereinafter referred to as the "Accrued Obligations".

         (b) Cause or By Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall provide the Executive with her Accrued Obligations and shall have no further obligation to the Executive hereunder.

         (c) Disability. During any period that the Executive fails to perform her duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive her full Base Salary set forth in Section 5(a) until her employment is terminated pursuant to
Section 6(b). In the event the Executive's employment is terminated for Disability pursuant to Section 6(b), the Company shall provide the Executive with the excess, if any, of her full Base Salary over the amount of any long-term disability benefits that she receives under the Company's welfare benefit plans and programs, payable in accordance with the normal payroll practices of the Company, for the remainder of the Employment Period and shall have no further obligations to the Executive hereunder.

         (d) Death. If the Executive's employment is terminated by her death, the Company shall provide to the Executive's beneficiary, legal representatives or estate, as the case may be, the Executive's full Base Salary, payable in accordance with the normal payroll practices of the Company, for a period equal to the remaining term of the Employment Period and shall have no further obligations hereunder.

         (e) Mitigation. The Executive shall not be required to mitigate damages with respect to the termination of her employment under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due the Executive under this Agreement on account of subsequent employment except as specifically provided in this Section 8. Additionally, amounts owed to the Executive under this Agreement shall not be offset by any claims the Company may have against the Executive, and the Company's obligation to make the payments provided for in this Agreement, and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

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         9. Confidential Information; Non-Competition; Nonsolicitation.

         (a) Confidential Information. Except as may be required or appropriate in connection with her carrying out her duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Executive shall cooperate with the Company in obtaining a protective order at the Company's expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform her duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company and its businesses and investments, obtained by the Executive during the Executive's employment by the Company and MSLO LLC that is not generally available public knowledge (other than by acts by the Executive in violation of this Agreement).

         (b) Noncompetition. During the Employment Period and until the 12-month anniversary of the Executive's Date of Termination if the Executive's employment is terminated by the Company for Cause or the Executive terminates employment without Good Reason, the Executive shall not engage in or become associated with any Competitive Activity. For purposes of this Section 9(b), a "Competitive Activity" shall mean any business or other endeavor that engages in any country in which the Company has significant business operations as of the Date of Termination to a significant degree in a business that directly competes with all or any substantial part of the Company's business of (i) producing television and other video programs related to the subject matter of Martha Stewart Living Magazine (the "Magazine") or other magazines of the Company, (ii) designing, developing, licensing, promoting and selling merchandise through catalogs, direct marketing, Internet commerce and retail stores of the product categories in which the Company so participates as of the Date of Termination or using the Executive's name, likeness, image, or voice to promote or market any such product or service or (iii) the creation, publication or distribution of regular or special issues of a magazine in the genre or magazine category of the Magazine (the activities described in clauses (i) through (iii), the "Business"); provided, that, a Competitive Activity shall not include (i) any speaking engagement to the extent such speaking engagement does not promote or endorse a product or service of the Business, (ii) the writing of any book or article relating to subjects other than the Business (e.g., nonfiction relating to the Executive's career or general business advice) or (iii) the television, video or movie business so long as such business does not relate to the Business. The Executive shall be considered to have become "associated with a Competitive Activity" if she becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and her involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the Executive shall not be prohibited from (a) owning less than one percent (1%) of any publicly traded corporation, whether or not such corporation is in competition with the Company or (b) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 9(b) shall be determined to be invalid or unenforceable, by reason of

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being vague or unreasonable as to area, duration or scope of activity, this
Section 9(b) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 9(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         (c) Nonsolicitation. During the Employment Period, and for 12 months after the Executive's Date of Termination if the Executive's employment is terminated by the Company for Cause or the Executive terminates employment without Good Reason, the Executive will not, directly or indirectly, solicit for employment by other than the Company any person (other than any personal secretary or assistant hired to work directly for the Executive) employed by the Company or its affiliated companies, nor will the Executive, directly or indirectly, solicit for employment by other than the Company any person known by the Executive (after reasonable inquiry) to be employed at the time by the Company or its affiliated companies.

         (d) Injunctive Relief. In the event of a breach or threatened breach of this Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

         10. Indemnification.

         (a) General. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a trustee, director or officer of the Company, MSLO LLC, or any predecessor to MSLO LLC (including any sole proprietorship owned by the Executive) or any of their affiliates or is or was serving at the request of the Company, MSLO LLC, any predecessor to MSLO LLC (including any sole proprietorship owned by the Executive), or any of their affiliates as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of her heirs, executors and administrators.

         (b) Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of

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attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

         (c) Enforcement. If a claim or request under this Section 10 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Delaware law.

         (d) Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

         (e) Advances of Expenses. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses, but only in the event that the Executive shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which the Executive is not entitled to indemnification and (ii) a statement of her good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

         (f) Notice of Claim. The Executive shall give to the Company notice of any claim made against her for which indemnification will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such times and places as are convenient for the Executive.

         (g) Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

                  (i) The Company will be entitled to participate therein at its own expense;

                  (ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive, which in the Company's sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company or any subsidiary. The Executive also shall have the right to employ her own counsel in such action, suit or proceeding if she reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

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                  (iii) The Company shall not be liable to indemnify the
         Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty that would not be paid directly or indirectly by the Company or limitation on the Executive without the Executive's written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

         (h) Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 10 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

         11. Legal Fees and Expenses. If any contest or dispute shall arise between the Company and the Executive regarding any provision of this Agreement, the Company shall reimburse the Executive for all legal fees and expenses reasonably incurred by the Executive in connection with such contest or dispute, but only if the Executive prevails to a substantial extent with respect to the Executive's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

         12. Successors; Binding Agreement.

         (a) Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) Executive's Successors. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than her rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the Executive's death, this Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Executive's interests under this Agreement. If the Executive should die following her Date of Termination while any amounts would still be payable to her hereunder if she had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the

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terms of this Agreement to such person or persons so appointed in writing by the
Executive, or otherwise to her legal representatives or estate.

         13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         At her residence address most recently filed with the Company.



         If to the Company:

         Martha Stewart Living Omnimedia LLC
         20 West 43rd Street
         New York, New York 10036
         Attention: General Counsel

         with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York  10019
         Attention:  Andrew J. Nussbaum

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. Except or otherwise provided in Section 10 hereof, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

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         15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Entire Agreement. This Agreement and the Location Rental Agreement set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter including, without limitation, the Integrated Agreement with Respect to Employment and Property Services, License and Noncompetition Matters by and between MSLO LLC and the Executive, dated February 3, 1997, the License Agreement by and between MSLO LLC and the Executive, dated February 3, 1997, and the Non-Competition Agreement by and between the Executive and MSLO LLC, dated February 3, 1997. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

         18. Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

         19. Section Headings. The section headings in this Employment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                           MARTHA STEWART LIVING
                                           OMNIMEDIA, INC.


                                           By:
                                             ----------------------------------

                                           EXECUTIVE


                                           ------------------------------------
                                           Martha Stewart

                                      -13-